CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of FundX Investment Trust and to the use of our report dated November 27, 2024, with respect to the financial statements and financial highlights of FundX ETF, FundX Aggressive ETF, FundX Flexible ETF, and FundX Conservative ETF, each a series of shares of FundX Investment Trust. Such financial statements and financial highlights appear in the 2024 Annual Financial Statements in Form N-CSR, which is incorporated by reference into the Statement of Additional Information.

                             /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 28, 2025